Exhibit 99.1

                     JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on
Schedule 13G and to all amendments to such statement and that such statement and all amendments to such statement is made on behalf of each of them.

          IN WITNESS WHEREOF, the undersigned hereby execute this agreement on January 11, 2001.


                                EVERETT R. DOBSON
                                Everett R. Dobson, an individual

                                DOBSON  CC  LIMITED  PARTNERSHIP,
                                an Oklahoma limited partnership

                                By RLD, INC., General Partner

                                   By  EVERETT R. DOBSON
                                       Everett R. Dobson, President

                                STEPHEN T. DOBSON
                                Stephen T. Dobson, an individual